Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hartford Creative Group, Inc.

We hereby consent to the incorporation by reference of our report dated October 29, 2024, included in Amendment No. 2 to the Registration Statement on Form S-1/A (File No. 333-285158) relating to the consolidated financial statements of Hartford Creative Group, Inc.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Los Angeles, California

August 27, 2025